Exhibit 99.1

invitation homes

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

FOURTH QUARTER 2021

Carolinas

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2021 and Full Year 2021 Results

Dallas, TX, February 15, 2022 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation’s premier single-family home leasing company, today announced its Q4 2021 and FY 2021 financial and operating results.

Fourth Quarter 2021 and Full Year 2021 Highlights

•

Year over year, in Q4 2021, total revenues increased 12.1% to $520 million, and property operating and maintenance costs increased 5.5% to $178 million. In FY 2021, total revenues increased 9.5% to $1,997 million, and property operating and maintenance costs increased 3.8% to $706 million.

•

In Q4 2021, net income available to common stockholders totaled $74 million or $0.12 per diluted common share. In FY 2021, net income available to common stockholders totaled $261 million or $0.45 per diluted common share.

•

Year over year, in Q4 2021, Core FFO per share increased 19.7% to $0.39, and AFFO per share increased 21.0% to $0.33. In FY 2021, Core FFO per share increased 16.2% to $1.49, and AFFO per share increased 18.8% to $1.28.

•

In Q4 2021, Same Store NOI grew 12.6% year over year on 9.5% Same Store Core Revenues growth and 3.1% Same Store Core Operating Expenses growth. In FY 2021, Same Store NOI grew 9.4% year over year on 6.4% Same Store Core Revenues growth and 0.5% Same Store Core Operating Expenses growth.

•	In Q4 2021, Same Store Average Occupancy was 98.1%. In FY 2021, Same Store Average Occupancy was 98.2%, up 70 basis points year over year.
•

In Q4 2021, Same Store new lease rent growth of 17.3% and Same Store renewal rent growth of 9.0% drove Same Store blended rent growth of 11.1%, up 630 basis points year over year. In FY 2021, Same Store new lease rent growth of 14.4% and Same Store renewal rent growth of 6.7% drove Same Store blended rent growth of 8.8%, up 500 basis points year over year.

•

In Q4 2021, revenue collections were approximately 99% of the Company’s historical average collection rate. Same Store bad debt as a percentage of gross rental revenue decreased from 2.4% in Q4 2020 to 1.1% in Q4 2021.

•

In Q4 2021, acquisitions by the Company and the Company’s joint ventures totaled 1,543 homes for $656 million while dispositions totaled 139 homes for $51 million. In FY 2021, acquisitions by the Company and the Company’s joint ventures totaled 4,802 homes for $1,947 million while dispositions totaled 783 homes for $263 million.

•

As previously announced in November 2021, the Company closed a public bond offering of $1 billion aggregate principal balance, consisting of $600 million of bonds with a fixed coupon of 2.3% maturing on November 15, 2028 and $400 million of bonds with a fixed coupon of 2.7% maturing on January 15, 2034. Net proceeds were used primarily to voluntarily prepay secured indebtedness and for general corporate purposes including acquisitions.

•	Net debt / TTM adjusted EBITDAre decreased from 7.3x at December 31, 2020 to 6.2x at December 31, 2021.
•

As previously announced, the Company agreed to invest $250 million with Pathway Homes, a new real estate company that provides consumers multiple options to purchase a home. In addition to investing in the technology platform and homes for the startup and its real estate fund, Invitation Homes will provide maintenance and other services to all Pathway homes.

President & Chief Executive Officer Dallas Tanner comments:

“2021 was an extraordinary and active year for Invitation Homes. I extend my heartfelt thanks to all of our associates for exceeding the high expectations of our residents and stakeholders throughout the past year. Through multiple channels, we accretively grew our portfolio with nearly $2 billion of acquisitions while reducing our leverage and strengthening our investment-grade balance sheet. Steady job growth and positive demographic trends in our markets continue to generate favorable leasing results across our portfolio, and we expect the demand for single-family rental homes to remain strong in 2022. With these supportive backdrops, we expect Core FFO growth in 2022 of 11.4% at the midpoint of our guidance.”

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted(1)

	Q4 2021	Q4 2020	FY 2021	FY 2020

Net income	$0.12	$0.12	$0.45	$0.35
FFO	0.35	0.35	1.35	1.24
Core FFO	0.39	0.32	1.49	1.28
AFFO	0.33	0.27	1.28	1.08

(1)	See “Reconciliation of FFO, Core FFO, and AFFO,” footnotes (1) and (2), for details on the treatment of convertible notes in each specific period presented in the table.

Net Income

Net income per share in the fourth quarter of 2021 was $0.12, compared to net income per share of $0.12 in the fourth quarter of 2020. Total revenues and total property operating and maintenance expenses in the fourth quarter of 2021 were $520 million and $178 million, respectively, compared to $464 million and $169 million, respectively, in the fourth quarter of 2020.

Net income per share in FY 2021 was $0.45, compared to net income per share of $0.35 in FY 2020. Total revenues and total property operating and maintenance expenses in FY 2021 were $1,997 million and $706 million, respectively, compared to $1,823 million and $681 million, respectively, in FY 2020.

Core FFO

Year over year, Core FFO per share in the fourth quarter of 2021 increased 19.7% to $0.39, primarily due to NOI growth and interest expense savings.

Year over year, Core FFO per share in FY 2021 increased 16.2% to $1.49, primarily due to NOI growth and interest expense savings.

AFFO

Year over year, AFFO per share in the fourth quarter of 2021 increased 21.0% to $0.33, primarily due to the increase in Core FFO per share described above.

Year over year, AFFO per share in FY 2021 increased 18.8% to $1.28, primarily due to the increase in Core FFO per share described above.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	72,245

	Q4 2021	Q4 2020	FY 2021	FY 2020
Core Revenues growth (year over year)	9.5%		6.4%
Core Operating Expenses growth (year over year)	3.1%		0.5%
NOI growth (year over year)	12.6%		9.4%

Average Occupancy	98.1%	98.1%	98.2%	97.5%
Bad debt % of gross rental revenues (1)	1.1%	2.4%	1.5%	1.6%
Turnover Rate	4.6%	5.7%	22.9%	26.4%

Rental Rate Growth (lease-over-lease):
Renewals	9.0%	3.8%	6.7%	3.7%
New leases	17.3%	6.8%	14.4%	4.2%
Blended	11.1%	4.8%	8.8%	3.8%

(1)

Invitation Homes reserves residents’ accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	92%	92%	92%	91%	96%
Late collections of prior month billings	6%	5%	6%	6%	3%

Total collections	98%	97%	98%	97%	99%

(1)

Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See “Same Store Operating Results Snapshot,” footnote (1), for detail on the Company’s bad debt policy.

(2)	Represents the period from October 2019 to March 2020.

Same Store NOI

For the Same Store Portfolio of 72,245 homes, fourth quarter 2021 Same Store NOI increased 12.6% year over year on Same Store Core Revenues growth of 9.5% and Same Store Core Operating Expenses growth of 3.1%.

FY 2021 Same Store NOI increased 9.4% year over year on Same Store Core Revenues growth of 6.4% and Same Store Core Operating Expenses growth of 0.5%.

Same Store Core Revenues

Fourth quarter 2021 Same Store Core Revenues growth of 9.5% year over year was driven by a 7.1% increase in Average Monthly Rent, a 130 basis points year over year improvement in bad debt as a percentage of gross rental revenue, and a 53.6% increase in other income, net of resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 4

FY 2021 Same Store Core Revenues growth of 6.4% year over year was driven by a 5.1% increase in Average Monthly Rent, a 70 basis point increase in Average Occupancy to 98.2%, and a 22.6% increase in other income, net of resident recoveries.

Same Store Core Operating Expenses

Fourth quarter 2021 Same Store Core Operating Expenses increased 3.1% year over year, driven by a 3.1% increase in Same Store fixed expense and a 12.6% increase in personnel expenses, partially offset by a 12.3% decline in turnover expenses, net of resident recoveries.

FY 2021 Same Store Core Operating Expenses increased 0.5% year over year, driven by a 2.9% increase in Same Store fixed expenses, partially offset by a 3.4% decline in Same Store controllable expenses, net of resident recoveries.

Investment Management Activity

Fourth quarter 2021 acquisitions totaled 1,543 homes for $656 million through diversified acquisition channels. This included 961 wholly owned homes for $420 million and 582 homes for $236 million in the Company’s unconsolidated joint venture with the Rockpoint Group (the “Rockpoint JV”). Invitation Homes owns 20% of the Rockpoint JV, which owned a total of 2,004 homes as of December 31, 2021.

Dispositions in the fourth quarter of 2021 included 129 wholly owned homes for gross proceeds of $47 million and 10 homes for gross proceeds of $4 million in the Company’s unconsolidated joint venture with the Federal National Mortgage Association (the “FNMA JV”).

In FY 2021, the Company acquired 4,802 homes for $1,947 million, including 2,938 wholly owned homes for $1,229 million and 1,864 homes for $718 million in the Rockpoint JV. The Company also sold 783 homes for $263 million, including 734 wholly owned homes for $244 million and 49 homes for $19 million in the FNMA JV.

As previously announced, the Company has agreed to invest $250 million with Pathway Homes, a new real estate company that provides consumers multiple options to purchase a home. In addition to investing in the technology platform and homes for the startup and its real estate fund, Invitation Homes will provide maintenance and other services to all Pathway homes.

Balance Sheet and Capital Markets Activity

As of December 31, 2021, the Company had $1,610 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company’s total indebtedness as of December 31, 2021 was $8,062 million, consisting of $4,591 million of unsecured debt and $3,471 million of secured debt.

As previously announced in November 2021, the Company closed a public bond offering of $1 billion aggregate principal balance, consisting of $600 million of bonds with a fixed coupon of 2.3% maturing on November 15, 2028 (the “November 2028 Notes”) and $400 million of bonds with a fixed coupon of 2.7% maturing on January 15, 2034 (the “January 2034 Notes). The November 2028 Notes were priced at 99.871% of the principal amount, and the January 2034 Notes were priced at 99.809% of the principal amount. Net proceeds were used primarily to voluntarily prepay secured indebtedness and for general corporate purposes including acquisitions. As a result of the prepayment of secured indebtedness, 4,182 additional homes were unencumbered.

During Q4 2021, the Company issued 4.1 million shares of common stock under its 2019 at the market equity program (the “2019 ATM Equity Program”) at an average price of $41.63 per share. Total gross proceeds of $169 million were used primarily to acquire homes. In December 2021, the Company terminated its 2019 ATM Equity Program and entered into a new at the market equity program (the “2021 ATM Equity Program”) to sell, from time to time, up to an aggregate sales price of $1.25 billion of the Company’s common stock through current and forward offerings. No shares were issued under the 2021 ATM Equity Program as of December 31, 2021.

On January 18, 2022, the Company settled the remaining $141 million principal balance of its 3.5% Convertible Notes due January 15, 2022 (the “2022 Convertible Notes”) with the issuance of an additional 6,216,261 common shares.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 5

Dividend

As previously announced on February 4, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share of common stock, representing a 29.4% increase over the prior quarterly dividend of $0.17 per share. The dividend will be paid on or before February 28, 2022, to stockholders of record as of the close of business on February 14, 2022.

FY 2022 Guidance

FY 2022 Guidance

	FY 2022	FY 2021
	Guidance	Actual
Core FFO per share — diluted	$1.62 - $1.70	$1.49
AFFO per share — diluted	$1.38 - $1.46	$1.28

Same Store Core Revenues growth	8.0% -9.0%	6.4%
Same Store Core Operating Expenses growth	5.5% - 6.5%	0.5%
Same Store NOI growth	9.0% - 10.5%	9.4%

Bridge from FY 2021 Results to FY 2022 Guidance Midpoint

	Core FFO/sh
FY 2021 reported result	$1.49

Impact from Changes in:
Same Store NOI (1)	0.19
Non-Same Store NOI	0.09
Joint Venture Management Fees	0.02
Property management and G&A expense	(0.03)
Interest expense (2)	0.01
Share count (2)	(0.09)
Other	(0.02)

Total change	0.17

FY 2022 guidance midpoint	$1.66

(1)	Based on the 2022 Same Store pool, consisting of 75,700 homes as of January 2022.

(2)	Includes the impact from the conversions of the 2022 Convertible Notes.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company’s GAAP results for the guidance period.

Earnings Conference Call Information

Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on February 16, 2022, to discuss results for the fourth quarter of 2021. The domestic dial-in number is 1-844-200-6205, and the international dial-in number is 1-929-526- 1599. The passcode is 400967.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 6

An audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 16, 2022, and can be accessed by calling 1-866-813-9403 (domestic) or 1-929-458-6194 (international) and using the replay passcode 341803, or by using the link at www.invh.com.

Supplemental Information

The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes’ Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures

Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes

Invitation Homes is the nation’s premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company’s mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents’ living experiences.

Investor Relations Contact

Scott McLaughlin

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact

Kristi DesJarlais

Phone: 972.421.3587

Email: Media@InvitationHomes.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees, and insurance costs, the Company’s dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, risks related to the Company’s indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 7 and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets

($ in thousands, except shares and per share data)

	December 31, 2021	December 31, 2020
	(unaudited)

Assets:
Investments in single-family residential properties, net	$16,935,322	$16,288,693
Cash and cash equivalents	610,166	213,422
Restricted cash	208,692	198,346
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	130,395	69,267
Other assets, net	395,064	478,287

Total assets	$18,537,846	$17,506,222

Liabilities:
Mortgage loans, net	$3,055,853	$4,820,098
Secured term loan, net	401,313	401,095
Unsecured notes, net	1,921,974	—
Term loan facility, net	2,478,122	2,470,907
Revolving facility	—	—
Convertible senior notes, net	141,397	339,404
Accounts payable and accrued expenses	193,633	149,299
Resident security deposits	165,167	157,936
Other liabilities	341,583	611,410

Total liabilities	8,699,042	8,950,149

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 601,045,438 and 567,117,666 outstanding as of December 31, 2021 and 2020, respectively	6,010	5,671
Additional paid-in capital	10,873,539	9,707,258
Accumulated deficit	(794,869)	(661,162)
Accumulated other comprehensive loss	(286,938)	(546,942)

Total stockholders’ equity	9,797,742	8,504,825
Non-controlling interests	41,062	51,248

Total equity	9,838,804	8,556,073

Total liabilities and equity	$18,537,846	$17,506,222

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations

($ in thousands, except shares and per share amounts)
	Q4 2021	Q4 2020	FY 2021	FY 2020

	(unaudited)	(unaudited)	(unaudited)
Revenues:

Rental revenues	$475,436	$429,866	$1,826,768	$1,687,724
Other property income	43,036	34,234	164,954	135,104
Joint venture management fees	1,753	—	4,893	—

Total revenues	520,225	464,100	1,996,615	1,822,828

Expenses:

Property operating and maintenance	177,883	168,628	706,162	680,543
Property management expense	20,173	14,888	71,597	58,613
General and administrative	19,668	16,679	75,815	63,305
Interest expense	79,121	95,382	322,661	353,923
Depreciation and amortization	151,660	142,090	592,135	552,530
Impairment and other	3,046	(3,974)	8,676	696

Total expenses	451,551	433,693	1,777,046	1,709,610

Gains (losses) on investments in equity securities, net	(3,597)	29,689	(9,420)	29,723
Other, net	(2,654)	(2,087)	(5,835)	(86)
Gain on sale of property, net of tax	14,558	13,121	60,008	54,594
Income (loss) from investments in unconsolidated joint ventures	(2,110)	—	(1,546)	—

Net income	74,871	71,130	262,776	197,449

Net income attributable to non-controlling interests	(328)	(431)	(1,351)	(1,237)

Net income attributable to common stockholders	74,543	70,699	261,425	196,212

Net income available to participating securities	(67)	(113)	(327)	(448)

Net income available to common stockholders — basic and diluted	$74,476	$70,586	$261,098	$195,764

Weighted average common shares outstanding — basic	598,076,066	563,968,010	577,681,070	553,993,321

Weighted average common shares outstanding — diluted	599,827,368	565,541,098	579,209,523	555,458,607

Net income per common share — basic	$0.12	$0.13	$0.45	$0.35

Net income per common share — diluted	$0.12	$0.12	$0.45	$0.35

Dividends declared per common share	$0.17	$0.15	$0.68	$0.60

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO

($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2021	Q4 2020	FY 2021	FY 2020

Net income available to common stockholders	$74,476	$70,586	$261,098	$195,764
Net income available to participating securities	67	113	327	448
Non-controlling interests	328	431	1,351	1,237
Depreciation and amortization on real estate assets	149,753	140,341	585,101	546,419
Impairment on depreciated real estate investments	—	376	650	4,578
Net gain on sale of previously depreciated investments in real estate	(14,558)	(13,121)	(60,008)	(54,594)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	315	—	254	—

FFO	$210,381	$198,726	$788,773	$693,852

Core FFO Reconciliation	Q4 2021	Q4 2020	FY 2021	FY 2020

FFO	$210,381	$198,726	$788,773	$693,852
Non-cash interest expense, including the Company’s share from unconsolidated joint ventures	8,729	13,775	34,520	40,415
Share-based compensation expense	6,098	4,797	27,170	17,090
Severance expense	557	213	1,057	601
Casualty (gains) losses, net	3,046	(4,350)	8,026	(3,882)
(Gains) losses on investments in equity securities, net	3,597	(29,689)	9,420	(29,723)

Core FFO	$232,408	$183,472	$868,966	$718,353

AFFO Reconciliation	Q4 2021	Q4 2020	FY 2021	FY 2020

Core FFO	$232,408	$183,472	$868,966	$718,353
Recurring capital expenditures, including the Company’s share from unconsolidated joint ventures	(33,968)	(28,485)	(123,405)	(115,951)

Adjusted FFO	$198,440	$154,987	$745,561	$602,402

Net income available to common stockholders
Weighted average common shares outstanding — diluted (1)	599,827,368	565,541,098	579,209,523	555,458,607

Net income per common share — diluted (1)	$0.12	$0.12	$0.45	$0.35

FFO
Numerator for FFO per common share — diluted(1)	$212,214	$203,037	$803,137	$711,033

Weighted average common shares and OP Units outstanding — diluted (1)	611,140,145	584,506,076	593,735,669	574,408,346

FFO per share — diluted (1)	$0.35	$0.35	$1.35	$1.24

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted (2)	602,631,795	569,405,633	582,442,466	559,307,903

Core FFO per share — diluted (2)	$0.39	$0.32	$1.49	$1.28

AFFO per share — diluted (2)	$0.33	$0.27	$1.28	$1.08

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 1 (Continued)

(1)

During Q4 2021 and FY 2021, at the election of the noteholders, the Company settled $5 million and $204 million of principal balance outstanding of the 2022 Convertible Notes with the issuance of 219,953 and 8,943,374 shares of its common stock, respectively. For the period subsequent to such conversion dates, shares issued in connection with any settled conversions of the 2022 Convertible Notes are included within weighted shares outstanding and therefore impact diluted per share information.

In accordance with GAAP and Nareit guidelines, net income per share — diluted and FFO per share — diluted include the effect of shares issuable in respect of the 2022 Convertible Notes if such shares are dilutive to the calculation.

In Q4 2021 and Q4 2020, the effect of the shares issuable in respect of the 2022 Convertible Notes is anti-dilutive to net income per share and dilutive to FFO per share. As such, net income per share is not adjusted for conversion of the 2022 Convertible Notes during these periods, and FFO per share considers the dilutive effect of the 2022 Convertible Notes by removing the related interest expense from the numerator and increasing the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

In FY 2021 and FY 2020, the effect of the shares issuable in respect of the 2022 Convertible Notes is anti-dilutive to net income per share and dilutive to FFO per share. As such, net income per share is not adjusted for conversion of the 2022 Convertible Notes during these periods, and FFO per share considers the dilutive effect of the 2022 Convertible Notes by removing the related interest expense from the numerator and increasing the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

(2)

Core FFO and AFFO per share reflect the 2022 Convertible Notes in the form in which they were outstanding during each period. As such, Core FFO and AFFO per share do not treat the outstanding 2022 Convertible Notes as if converted for each of the periods presented.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding

(unaudited)

Weighted Average Amounts for Net Income (1)	Q4 2021	Q4 2020	FY 2021	FY 2020

Common shares — basic	598,076,066	563,968,010	577,681,070	553,993,321
Shares potentially issuable from vesting/conversion of equity-based awards	1,751,302	1,573,088	1,528,453	1,465,286

Total common shares — diluted	599,827,368	565,541,098	579,209,523	555,458,607

Weighted average amounts for FFO (1)	Q4 2021	Q4 2020	FY 2021	FY 2020

Common shares — basic	598,076,066	563,968,010	577,681,070	553,993,321
OP units — basic	2,538,285	3,463,285	2,939,381	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	2,017,444	1,974,338	1,822,015	1,851,297
Shares issuable from the 2022 Convertible Notes	8,508,350	15,100,443	11,293,203	15,100,443

Total common shares and units — diluted	611,140,145	584,506,076	593,735,669	574,408,346

Weighted average amounts for Core and AFFO (2)	Q4 2021	Q4 2020	FY 2021	FY 2020

Common shares — basic	598,076,066	563,968,010	577,681,070	553,993,321
OP units — basic	2,538,285	3,463,285	2,939,381	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	2,017,444	1,974,338	1,822,015	1,851,297

Total common shares and units — diluted	602,631,795	569,405,633	582,442,466	559,307,903

Period end amounts for Core FFO, and AFFO (2)	December 31, 2021

Common shares	601,045,438
OP units	2,538,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,667,549

Total common shares and units — diluted	605,251,272

(1)	See “Supplemental Schedule 1,” footnote (1), for details on the treatment of the 2022 Convertible Notes in each specific period presented in the table.

(2)	See “Supplemental Schedule 1,” footnote (2), for details on the treatment of the 2022 Convertible Notes in each specific period presented in the table.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of December 31, 2021

($ in thousands) (unaudited)
Debt Structure	Balance	% of Total	Wtd Avg Interest Rate (1)	Wtd Avg Years to Maturity (2)

Secured:
Fixed (3)	$1,399,003	17.4%	4.0%	6.6
Floating — swapped to fixed	1,920,000	23.8%	3.9%	3.6
Floating	151,917	1.9%	1.2%	3.6

Total secured	3,470,920	43.1%	3.8%	4.8

Unsecured:
Fixed	2,091,490	25.9%	2.4%	8.8
Floating — swapped to fixed	2,500,000	31.0%	3.8%	4.1
Floating	—	—%	—%	—

Total unsecured	4,591,490	56.9%	3.2%	6.2

Total Debt:
Fixed + floating swapped to fixed (3)	7,910,493	98.1%	3.5%	5.6
Floating	151,917	1.9%	1.2%	3.6

Total debt	8,062,410	100.0%	3.4%	5.6

Unamortized discounts on notes payable	(13,605)
Deferred financing costs, net	(50,146)

Total Debt per Balance Sheet	7,998,659
Retained and repurchased certificates	(159,110)
Cash, ex-security deposits and letters of credit (4)	(649,722)
Deferred financing costs, net	50,146
Unamortized discounts on notes payable	13,605

Net debt	$7,253,578

Leverage Ratios	December 31, 2021

Net Debt / TTM Adjusted EBITDAre	6.2x

Credit Ratings	Ratings	Outlook

Fitch Ratings, Inc.	BBB	Stable
Moody’s Investor Services	Baa3	Stable
Standard & Poor’s Rating Services	BBB-	Stable

Unsecured Facility Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)

	Actual	Requirement		Actual	Requirement

Total leverage ratio	34.1%	≤ 60%	Aggregate debt ratio	37.4%	≤65%
Secured leverage ratio	14.5%	≤ 45%	Secured debt ratio	15.7%	≤ 40%
Unencumbered leverage ratio	30.5%	≤ 60%	Unencumbered assets ratio	308.7%	≥ 150%
Fixed charge coverage ratio	4.0 x	≥1.5x	Debt service ratio	4.0x	≥ 1.5x
Unsecured interest coverage ratio	5.68 x	≥1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(b) (Continued)

(1)	Includes the impact of interest rate swaps in place and effective as of December 31, 2021.

(2)	Assumes all extension options are exercised.

(3)

For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

(4)	Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

(5)

Covenant calculations are specifically defined in the Company’s Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

(6)

Covenant calculations are specifically defined in the Company’s First, Second, and Third Supplemental Indentures to the Base Indenture for its Senior Notes due November 2028, August 2031, and January 2034, which are summarized in the “Glossary and Reconciliations” section of this report. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of December 31, 2021 (1)
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total

2022	$—	$141,490	$—	$141,490	1.8%
2023	—	—	—	—	—%
2024	—	—	—	—	—%
2025	1,402,369	—	—	1,402,369	17.4%
2026	669,548	2,500,000	—	3,169,548	39.2%
2027	995,640	—	—	995,640	12.3%
2028	—	750,000	—	750,000	9.3%
2029	—	—	—	—	—%
2030	—	—	—	—	—%
2031	403,363	650,000	—	1,053,363	13.1%
2032	—	—	—	—	—%
2033	—	—	—	—	—%
2034	—	400,000	—	400,000	5.0%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.9%

	3,470,920	4,591,490	—	8,062,410	100.0%
Unamortized discounts on notes payable	(1,937)	(11,668)	—	(13,605)
Deferred financing costs	(11,817)	(38,329)	—	(50,146)

Total per Balance Sheet	$3,457,166	$4,541,493	$—	$7,998,659

(1)

In January 2022, the entire December 31, 2021 principal balance of 2022 Convertible Notes was converted or repaid in cash. The impact of these conversions and repayments in January 2022 is not included in this table.

(2)	Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2021

Total Portfolio	82,381

Same Store Portfolio	72,245

Same Store % of Total	87.7%

Core Revenues	Q4 2021	Q4 2020	Change YoY	FY 2021	FY 2020	Change YoY

Total Portfolio	$491,505	$440,215	11.7%	$1,885,967	$1,735,070	8.7%

Same Store Portfolio	441,160	402,883	9.5%	1,702,066	1,599,266	6.4%

Core Operating Expenses	Q4 2021	Q4 2020	Change YoY	FY 2021	FY 2020	Change YoY

Total Portfolio	$150,916	$144,743	4.3%	$600,407	$592,785	1.3%

Same Store Portfolio	135,977	131,853	3.1%	544,450	541,489	0.5%

Net Operating Income	Q4 2021	Q4 2020	Change YoY	FY 2021	FY 2020	Change YoY

Total Portfolio	$340,589	$295,472	15.3%	$1,285,560	$1,142,285	12.5%

Same Store Portfolio	305,183	271,030	12.6%	1,157,616	1,057,777	9.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

	Q4 2021	Q4 2020	Change YoY	Q3 2021	Change Seq	FY 2021	FY 2020	Change YoY
Revenues:
Rental revenues (1)	$427,126	$393,749	8.5%	$418,282	2.1%	$1,650,256	$1,556,993	6.0%
Other property income, net (1)(2)(3)	14,034	9,134	53.6%	14,110	(0.5)%	51,810	42,273	22.6%

Core Revenues	441,160	402,883	9.5%	432,392	2.0%	1,702,066	1,599,266	6.4%

Fixed Expenses:
Property taxes	71,677	70,146	2.2%	71,883	(0.3)%	285,483	279,393	2.2%
Insurance expenses	8,194	7,704	6.4%	8,183	0.1%	32,474	30,970	4.9%
HOA expenses	8,228	7,581	8.5%	8,972	(8.3)%	33,389	31,158	7.2%

Controllable Expenses:
Repairs and maintenance, net (4)	19,580	18,792	4.2%	23,260	(15.8)%	78,646	80,144	(1.9)%
Personnel	16,487	14,643	12.6%	16,225	1.6%	63,032	59,495	5.9%
Turnover, net (4)	6,406	7,308	(12.3)%	8,314	(22.9)%	29,564	33,050	(10.5)%
Utilities and property administrative, net (4)	3,017	2,874	5.0%	2,968	1.7%	11,766	15,548	(24.3)%
Leasing and marketing	2,388	2,805	(14.9)%	2,520	(5.2)%	10,096	11,731	(13.9)%

Core Operating Expenses	135,977	131,853	3.1%	142,325	(4.5)%	544,450	541,489	0.5%

Net Operating Income	$305,183	$271,030	12.6%	$290,067	5.2%	$1,157,616	$1,057,777	9.4%

(1)

All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents’ accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Bad debt as a percentage of gross rental revenue in Q4 2021 decreased by 130 basis points from Q4 2020. Bad debt as a percentage of gross rental revenue in FY 2021 decreased by 10 basis points from FY 2020.

(2)

In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected between Q2 2020 and Q1 2021, which resulted in lower other property income, net, during this time period. Since Q2 2021, enforcement and collection of late fees have generally recommenced in all markets where permissible.

(3)

Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $24,203, $21,905, $25,197, $95,321, and $81,248 for Q4 2021, Q4 2020, Q3 2021, FY 2021, and FY 2020, respectively.

(4)	Expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Average Occupancy	98.1%	98.1%	98.3%	98.4%	98.1%
Turnover Rate	4.6%	6.3%	6.7%	5.3%	5.7%
Trailing four quarters Turnover Rate	22.9%	24.0%	25.0%	25.4%	26.4%
Average Monthly Rent	$2,033	$1,989	$1,941	$1,914	$1,898
Rental Rate Growth (lease-over-lease):
Renewals	9.0%	7.7%	5.7%	4.3%	3.8%
New leases	17.3%	18.4%	13.8%	7.9%	6.8%
Blended	11.1%	10.5%	7.9%	5.4%	4.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended December 31, 2021 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,876	98.2%	$2,702	$1.59	12.6%
Northern California	4,404	94.0%	2,384	1.53	6.0%
Seattle	4,027	91.2%	2,473	1.29	5.6%
Phoenix	8,744	95.3%	1,700	1.02	8.9%
Las Vegas	3,100	96.9%	1,913	0.96	3.6%
Denver	2,667	87.2%	2,279	1.25	3.3%

Western US Subtotal	30,818	94.8%	2,228	1.28	40.0%

Florida:
South Florida	8,250	97.9%	2,420	1.30	12.2%
Tampa	8,446	96.7%	1,882	1.01	9.6%
Orlando	6,369	97.0%	1,868	1.00	7.3%
Jacksonville	1,903	96.8%	1,870	0.94	2.1%

Florida Subtotal	24,968	97.2%	2,057	1.10	31.2%

Southeast United States:
Atlanta	12,661	97.2%	1,712	0.83	13.2%
Carolinas	5,253	95.4%	1,772	0.83	5.4%

Southeast US Subtotal	17,914	96.7%	1,729	0.83	18.6%

Texas:
Houston	2,134	97.1%	1,673	0.86	2.2%
Dallas	2,856	95.0%	1,936	0.94	3.4%

Texas Subtotal	4,990	95.9%	1,822	0.91	5.6%

Midwest United States:
Chicago	2,567	98.1%	2,097	1.30	3.2%
Minneapolis	1,121	96.4%	2,064	1.05	1.4%

Midwest US Subtotal	3,688	97.6%	2,087	1.22	4.6%

Announced Market-in-Exit:
Nashville (2)	3	—%	N/A	N/A	—%

Total / Average	82,381	96.1%	$2,036	$1.09	100.0%

Same Store Total / Average	72,245	98.1%	$2,033	$1.09	89.8%

(1)	All data is for the total wholly owned portfolio, unless otherwise noted.

(2)

In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining three homes in the market as of December 31, 2021.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q4 2021	# Homes	Q4 2021	Q4 2020	Change	Q4 2021	Q4 2020	Change	Q4 2021	Q4 2020	Change
Western United States:
Southern California	7,554	$2,701	$2,564	5.3%	98.8%	98.6%	0.2%	$59,961	$54,326	10.4%
Northern California	3,805	2,369	2,224	6.5%	98.5%	98.9%	(0.4)%	26,630	24,243	9.8%
Seattle	3,264	2,453	2,309	6.2%	97.1%	98.5%	(1.4)%	23,446	22,025	6.5%
Phoenix	7,112	1,652	1,488	11.0%	98.3%	98.3%	—%	35,553	31,977	11.2%
Las Vegas	2,405	1,908	1,726	10.5%	98.3%	98.5%	(0.2)%	13,716	12,316	11.4%
Denver	1,747	2,234	2,103	6.2%	97.8%	97.3%	0.5%	11,734	10,849	8.2%

Western US Subtotal	25,887	2,228	2,078	7.2%	98.3%	98.5%	(0.2)%	171,040	155,736	9.8%

Florida:
South Florida	7,785	2,432	2,261	7.6%	98.5%	97.5%	1.0%	57,489	51,742	11.1%
Tampa	7,679	1,872	1,738	7.7%	98.2%	97.9%	0.3%	43,817	39,709	10.3%
Orlando	5,596	1,851	1,735	6.7%	98.1%	97.5%	0.6%	31,851	29,114	9.4%
Jacksonville	1,838	1,865	1,749	6.6%	97.6%	98.3%	(0.7)%	10,376	9,791	6.0%

Florida Subtotal	22,898	2,057	1,915	7.4%	98.2%	97.7%	0.5%	143,533	130,356	10.1%

Southeast United States:
Atlanta	11,530	1,706	1,581	7.9%	97.8%	98.1%	(0.3)%	59,233	53,847	10.0%
Carolinas	4,465	1,759	1,645	6.9%	98.1%	98.5%	(0.4)%	23,559	21,953	7.3%

Southeast US Subtotal	15,995	1,721	1,599	7.6%	97.9%	98.2%	(0.3)%	82,792	75,800	9.2%

Texas:
Houston	1,855	1,673	1,600	4.6%	97.7%	97.7%	—%	9,466	8,865	6.8%
Dallas	1,950	1,958	1,855	5.6%	96.8%	98.1%	(1.3)%	11,509	10,781	6.8%

Texas Subtotal	3,805	1,819	1,731	5.1%	97.2%	97.9%	(0.7)%	20,975	19,646	6.8%

Midwest United States:
Chicago	2,543	2,098	2,015	4.1%	98.4%	98.8%	(0.4)%	15,770	14,878	6.0%
Minneapolis	1,117	2,064	1,963	5.1%	96.6%	98.3%	(1.7)%	7,050	6,467	9.0%

Midwest US Subtotal	3,660	2,088	1,999	4.5%	97.9%	98.6%	(0.7)%	22,820	21,345	6.9%

Same Store Total / Average	72,245	$2,033	$1,898	7.1%	98.1%	98.1%	—%	$441,160	$402,883	9.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q4 2021	# Homes	Q4 2021	Q3 2021	Change	Q4 2021	Q3 2021	Change	Q4 2021	Q3 2021	Change
Western United States:
Southern California	7,554	$2,701	$2,669	1.2%	98.8%	98.8%	—%	$59,961	$58,666	2.2%
Northern California	3,805	2,369	2,322	2.0%	98.5%	98.6%	(0.1)%	26,630	26,462	0.6%
Seattle	3,264	2,453	2,370	3.5%	97.1%	97.7%	(0.6)%	23,446	22,483	4.3%
Phoenix	7,112	1,652	1,602	3.1%	98.3%	98.2%	0.1%	35,553	34,914	1.8%
Las Vegas	2,405	1,908	1,849	3.2%	98.3%	98.3%	—%	13,716	13,635	0.6%
Denver	1,747	2,234	2,194	1.8%	97.8%	97.0%	0.8%	11,734	11,554	1.6%

Western US Subtotal	25,887	2,228	2,180	2.2%	98.3%	98.3%	—%	171,040	167,714	2.0%

Florida:
South Florida	7,785	2,432	2,368	2.7%	98.5%	98.2%	0.3%	57,489	55,860	2.9%
Tampa	7,679	1,872	1,825	2.6%	98.2%	98.4%	(0.2)%	43,817	43,209	1.4%
Orlando	5,596	1,851	1,813	2.1%	98.1%	98.1%	—%	31,851	31,179	2.2%
Jacksonville	1,838	1,865	1,829	2.0%	97.6%	98.6%	(1.0)%	10,376	10,437	(0.6)%

Florida Subtotal	22,898	2,057	2,007	2.5%	98.2%	98.3%	(0.1)%	143,533	140,685	2.0%

Southeast United States:
Atlanta	11,530	1,706	1,666	2.4%	97.8%	97.9%	(0.1)%	59,233	58,075	2.0%
Carolinas	4,465	1,759	1,724	2.0%	98.1%	97.8%	0.3%	23,559	23,455	0.4%

Southeast US Subtotal	15,995	1,721	1,682	2.3%	97.9%	97.9%	—%	82,792	81,530	1.5%

Texas:
Houston	1,855	1,673	1,646	1.6%	97.7%	97.4%	0.3%	9,466	9,252	2.3%
Dallas	1,950	1,958	1,932	1.3%	96.8%	97.8%	(1.0)%	11,509	11,139	3.3%

Texas Subtotal	3,805	1,819	1,793	1.5%	97.2%	97.6%	(0.4)%	20,975	20,391	2.9%

Midwest United States:
Chicago	2,543	2,098	2,070	1.4%	98.4%	98.2%	0.2%	15,770	15,424	2.2%
Minneapolis	1,117	2,064	2,037	1.3%	96.6%	96.3%	0.3%	7,050	6,648	6.0%

Midwest US Subtotal	3,660	2,088	2,060	1.4%	97.9%	97.6%	0.3%	22,820	22,072	3.4%

Same Store Total / Average	72,245	$2,033	$1,989	2.2%	98.1%	98.1%	—%	$441,160	$432,392	2.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — FY
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, FY 2021	# Homes	FY 2021	FY 2020	Change	FY 2021	FY 2020	Change	FY 2021	FY 2020	Change
Western United States:
Southern California	7,554	$2,643	$2,524	4.7%	98.8%	98.0%	0.8%	$228,913	$218,865	4.6%
Northern California	3,805	2,301	2,189	5.1%	98.8%	98.4%	0.4%	102,764	97,715	5.2%
Seattle	3,264	2,369	2,292	3.4%	98.1%	97.7%	0.4%	90,082	88,431	1.9%
Phoenix	7,112	1,579	1,456	8.4%	98.5%	98.1%	0.4%	137,318	125,902	9.1%
Las Vegas	2,405	1,823	1,693	7.7%	98.4%	98.1%	0.3%	52,637	48,350	8.9%
Denver	1,747	2,172	2,071	4.9%	97.6%	97.4%	0.2%	45,916	43,255	6.2%

Western US Subtotal	25,887	2,158	2,044	5.6%	98.5%	98.0%	0.5%	657,630	622,518	5.6%

Florida:
South Florida	7,785	2,347	2,243	4.6%	98.1%	96.8%	1.3%	220,632	204,491	7.9%
Tampa	7,679	1,806	1,718	5.1%	98.2%	97.2%	1.0%	169,495	157,306	7.7%
Orlando	5,596	1,795	1,713	4.8%	98.0%	97.1%	0.9%	123,210	114,817	7.3%
Jacksonville	1,838	1,811	1,728	4.8%	98.4%	97.2%	1.2%	40,827	38,165	7.0%

Florida Subtotal	22,898	1,988	1,896	4.9%	98.2%	97.0%	1.2%	554,164	514,779	7.7%

Southeast United States:
Atlanta	11,530	1,648	1,558	5.8%	98.1%	97.4%	0.7%	228,314	212,232	7.6%
Carolinas	4,465	1,705	1,626	4.9%	98.1%	97.8%	0.3%	92,067	86,857	6.0%

Southeast US Subtotal	15,995	1,664	1,577	5.5%	98.1%	97.5%	0.6%	320,381	299,089	7.1%

Texas:
Houston	1,855	1,638	1,586	3.3%	97.7%	96.9%	0.8%	36,813	35,045	5.0%
Dallas	1,950	1,911	1,838	4.0%	97.7%	96.9%	0.8%	44,639	42,650	4.7%

Texas Subtotal	3,805	1,778	1,715	3.7%	97.7%	96.9%	0.8%	81,452	77,695	4.8%

Midwest United States:
Chicago	2,543	2,057	2,008	2.4%	98.5%	97.9%	0.6%	61,657	59,495	3.6%
Minneapolis	1,117	2,018	1,940	4.0%	97.2%	97.5%	(0.3)%	26,782	25,690	4.3%

Midwest US Subtotal	3,660	2,045	1,987	2.9%	98.1%	97.8%	0.3%	88,439	85,185	3.8%

Same Store Total / Average	72,245	$1,969	$1,874	5.1%	98.2%	97.5%	0.7%	$1,702,066	$1,599,266	6.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2021	Q4 2021	Q4 2020	Change	Q4 2021	Q4 2020	Change	Q4 2021	Q4 2020	Change	Q4 2021	Q4 2020
Western United States:
Southern California	$59,961	$54,326	10.4%	$17,270	$17,215	0.3%	$42,691	$37,111	15.0%	71.2%	68.3%
Northern California	26,630	24,243	9.8%	7,056	6,886	2.5%	19,574	17,357	12.8%	73.5%	71.6%
Seattle	23,446	22,025	6.5%	6,554	6,028	8.7%	16,892	15,997	5.6%	72.0%	72.6%
Phoenix	35,553	31,977	11.2%	7,173	6,847	4.8%	28,380	25,130	12.9%	79.8%	78.6%
Las Vegas	13,716	12,316	11.4%	2,815	2,802	0.5%	10,901	9,514	14.6%	79.5%	77.2%
Denver	11,734	10,849	8.2%	2,200	2,205	(0.2)%	9,534	8,644	10.3%	81.3%	79.7%

Western US Subtotal	171,040	155,736	9.8%	43,068	41,983	2.6%	127,972	113,753	12.5%	74.8%	73.0%

Florida:
South Florida	57,489	51,742	11.1%	22,119	21,269	4.0%	35,370	30,473	16.1%	61.5%	58.9%
Tampa	43,817	39,709	10.3%	16,385	14,967	9.5%	27,432	24,742	10.9%	62.6%	62.3%
Orlando	31,851	29,114	9.4%	10,442	10,041	4.0%	21,409	19,073	12.2%	67.2%	65.5%
Jacksonville	10,376	9,791	6.0%	3,512	3,200	9.7%	6,864	6,591	4.1%	66.2%	67.3%

Florida Subtotal	143,533	130,356	10.1%	52,458	49,477	6.0%	91,075	80,879	12.6%	63.5%	62.0%

Southeast United States:
Atlanta	59,233	53,847	10.0%	17,091	17,950	(4.8)%	42,142	35,897	17.4%	71.1%	66.7%
Carolinas	23,559	21,953	7.3%	6,235	5,693	9.5%	17,324	16,260	6.5%	73.5%	74.1%

Southeast US Subtotal	82,792	75,800	9.2%	23,326	23,643	(1.3)%	59,466	52,157	14.0%	71.8%	68.8%

Texas:
Houston	9,466	8,865	6.8%	4,432	4,062	9.1%	5,034	4,803	4.8%	53.2%	54.2%
Dallas	11,509	10,781	6.8%	4,291	4,038	6.3%	7,218	6,743	7.0%	62.7%	62.5%

Texas Subtotal	20,975	19,646	6.8%	8,723	8,100	7.7%	12,252	11,546	6.1%	58.4%	58.8%

Midwest United States:
Chicago	15,770	14,878	6.0%	6,203	6,702	(7.4)%	9,567	8,176	17.0%	60.7%	55.0%
Minneapolis	7,050	6,467	9.0%	2,199	1,948	12.9%	4,851	4,519	7.3%	68.8%	69.9%

Midwest US Subtotal	22,820	21,345	6.9%	8,402	8,650	(2.9)%	14,418	12,695	13.6%	63.2%	59.5%

Same Store Total / Average	$441,160	$402,883	9.5%	$135,977	$131,853	3.1%	$305,183	$271,030	12.6%	69.2%	67.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2021	Q4 2021	Q3 2021	Change	Q4 2021	Q3 2021	Change	Q4 2021	Q3 2021	Change	Q4 2021	Q3 2021
Western United States:
Southern California	$59,961	$58,666	2.2%	$17,270	$17,324	(0.3)%	$42,691	$41,342	3.3%	71.2%	70.5%
Northern California	26,630	26,462	0.6%	7,056	7,120	(0.9)%	19,574	19,342	1.2%	73.5%	73.1%
Seattle	23,446	22,483	4.3%	6,554	6,295	4.1%	16,892	16,188	4.3%	72.0%	72.0%
Phoenix	35,553	34,914	1.8%	7,173	8,271	(13.3)%	28,380	26,643	6.5%	79.8%	76.3%
Las Vegas	13,716	13,635	0.6%	2,815	3,374	(16.6)%	10,901	10,261	6.2%	79.5%	75.3%
Denver	11,734	11,554	1.6%	2,200	2,581	(14.8)%	9,534	8,973	6.3%	81.3%	77.7%

Western US Subtotal	171,040	167,714	2.0%	43,068	44,965	(4.2)%	127,972	122,749	4.3%	74.8%	73.2%

Florida:
South Florida	57,489	55,860	2.9%	22,119	23,295	(5.0)%	35,370	32,565	8.6%	61.5%	58.3%
Tampa	43,817	43,209	1.4%	16,385	16,757	(2.2)%	27,432	26,452	3.7%	62.6%	61.2%
Orlando	31,851	31,179	2.2%	10,442	11,093	(5.9)%	21,409	20,086	6.6%	67.2%	64.4%
Jacksonville	10,376	10,437	(0.6)%	3,512	3,674	(4.4)%	6,864	6,763	1.5%	66.2%	64.8%

Florida Subtotal	143,533	140,685	2.0%	52,458	54,819	(4.3)%	91,075	85,866	6.1%	63.5%	61.0%

Southeast United States:
Atlanta	59,233	58,075	2.0%	17,091	18,171	(5.9)%	42,142	39,904	5.6%	71.1%	68.7%
Carolinas	23,559	23,455	0.4%	6,235	6,512	(4.3)%	17,324	16,943	2.2%	73.5%	72.2%

Southeast US Subtotal	82,792	81,530	1.5%	23,326	24,683	(5.5)%	59,466	56,847	4.6%	71.8%	69.7%

Texas:
Houston	9,466	9,252	2.3%	4,432	4,422	0.2%	5,034	4,830	4.2%	53.2%	52.2%
Dallas	11,509	11,139	3.3%	4,291	4,683	(8.4)%	7,218	6,456	11.8%	62.7%	58.0%

Texas Subtotal	20,975	20,391	2.9%	8,723	9,105	(4.2)%	12,252	11,286	8.6%	58.4%	55.3%

Midwest United States:
Chicago	15,770	15,424	2.2%	6,203	6,373	(2.7)%	9,567	9,051	5.7%	60.7%	58.7%
Minneapolis	7,050	6,648	6.0%	2,199	2,380	(7.6)%	4,851	4,268	13.7%	68.8%	64.2%

Midwest US Subtotal	22,820	22,072	3.4%	8,402	8,753	(4.0)%	14,418	13,319	8.3%	63.2%	60.3%

Same Store Total / Average	$441,160	$432,392	2.0%	$135,977	$142,325	(4.5)%	$305,183	$290,067	5.2%	69.2%	67.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — FY
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2021	FY 2021	FY 2020	Change	FY 2021	FY 2020	Change	FY 2021	FY 2020	Change	FY 2021	FY 2020
Western United States:
Southern California	$228,913	$218,865	4.6%	$68,002	$70,994	(4.2)%	$160,911	$147,871	8.8%	70.3%	67.6%
Northern California	102,764	97,715	5.2%	28,048	28,270	(0.8)%	74,716	69,445	7.6%	72.7%	71.1%
Seattle	90,082	88,431	1.9%	24,887	24,262	2.6%	65,195	64,169	1.6%	72.4%	72.6%
Phoenix	137,318	125,902	9.1%	29,975	29,550	1.4%	107,343	96,352	11.4%	78.2%	76.5%
Las Vegas	52,637	48,350	8.9%	11,843	11,435	3.6%	40,794	36,915	10.5%	77.5%	76.3%
Denver	45,916	43,255	6.2%	9,327	9,240	0.9%	36,589	34,015	7.6%	79.7%	78.6%

Western US Subtotal	657,630	622,518	5.6%	172,082	173,751	(1.0)%	485,548	448,767	8.2%	73.8%	72.1%

Florida:
South Florida	220,632	204,491	7.9%	88,808	87,594	1.4%	131,824	116,897	12.8%	59.7%	57.2%
Tampa	169,495	157,306	7.7%	64,265	61,308	4.8%	105,230	95,998	9.6%	62.1%	61.0%
Orlando	123,210	114,817	7.3%	41,968	41,834	0.3%	81,242	72,983	11.3%	65.9%	63.6%
Jacksonville	40,827	38,165	7.0%	13,934	13,614	2.4%	26,893	24,551	9.5%	65.9%	64.3%

Florida Subtotal	554,164	514,779	7.7%	208,975	204,350	2.3%	345,189	310,429	11.2%	62.3%	60.3%

Southeast United States:
Atlanta	228,314	212,232	7.6%	69,303	69,652	(0.5)%	159,011	142,580	11.5%	69.6%	67.2%
Carolinas	92,067	86,857	6.0%	24,950	24,443	2.1%	67,117	62,414	7.5%	72.9%	71.9%

Southeast US Subtotal	320,381	299,089	7.1%	94,253	94,095	0.2%	226,128	204,994	10.3%	70.6%	68.5%

Texas:
Houston	36,813	35,045	5.0%	17,123	16,467	4.0%	19,690	18,578	6.0%	53.5%	53.0%
Dallas	44,639	42,650	4.7%	17,335	17,413	(0.4)%	27,304	25,237	8.2%	61.2%	59.2%

Texas Subtotal	81,452	77,695	4.8%	34,458	33,880	1.7%	46,994	43,815	7.3%	57.7%	56.4%

Midwest United States:
Chicago	61,657	59,495	3.6%	26,066	27,060	(3.7)%	35,591	32,435	9.7%	57.7%	54.5%
Minneapolis	26,782	25,690	4.3%	8,616	8,353	3.1%	18,166	17,337	4.8%	67.8%	67.5%

Midwest US Subtotal	88,439	85,185	3.8%	34,682	35,413	(2.1)%	53,757	49,772	8.0%	60.8%	58.4%

Same Store Total / Average	$1,702,066	$1,599,266	6.4%	$544,450	$541,489	0.5%	$1,157,616	$1,057,777	9.4%	68.0%	66.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2021			FY 2021
	Renewal Leases	New Leases	Blended Average	Renewal Leases	New Leases	Blended Average
Western United States:
Southern California	6.4%	11.0%	7.4%	5.8%	11.0%	6.9%
Northern California	7.8%	12.4%	8.8%	6.1%	14.2%	7.9%
Seattle	10.0%	13.0%	10.8%	4.6%	15.1%	7.2%
Phoenix	11.5%	25.6%	14.9%	9.9%	23.2%	13.2%
Las Vegas	11.3%	22.7%	13.9%	9.7%	21.6%	12.9%
Denver	7.4%	8.4%	7.8%	6.4%	9.4%	7.4%

Western US Subtotal	8.7%	15.3%	10.3%	6.8%	15.6%	9.0%

Florida:
South Florida	11.1%	19.9%	13.1%	7.9%	13.1%	9.3%
Tampa	9.3%	26.0%	13.6%	6.8%	16.3%	9.8%
Orlando	7.1%	20.4%	10.8%	5.3%	13.4%	8.0%
Jacksonville	6.9%	20.2%	10.2%	5.1%	15.0%	8.2%

Florida Subtotal	9.5%	21.9%	12.6%	6.9%	14.3%	9.0%

Southeast United States:
Atlanta	9.8%	21.2%	12.6%	7.1%	17.2%	9.8%
Carolinas	8.7%	12.3%	9.9%	6.8%	11.8%	8.4%

Southeast US Subtotal	9.5%	18.1%	11.8%	7.1%	15.5%	9.4%

Texas:
Houston	6.4%	9.1%	7.2%	4.7%	8.0%	5.6%
Dallas	7.9%	12.6%	9.6%	5.9%	11.1%	7.6%

Texas Subtotal	7.1%	11.1%	8.4%	5.3%	9.8%	6.7%

Midwest United States:
Chicago	6.5%	8.8%	7.2%	4.6%	8.1%	5.5%
Minneapolis	8.5%	3.8%	6.8%	6.3%	7.2%	6.6%

Midwest US Subtotal	7.2%	7.0%	7.1%	5.1%	7.8%	5.8%

Same Store Total / Average	9.0%	17.3%	11.1%	6.7%	14.4%	8.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

R&M OpEx, net	$19,580	$23,260	$19,432	$16,374	$18,792
Turn OpEx, net	6,406	8,314	8,117	6,727	7,308

Total recurring operating expenses, net	$25,986	$31,574	$27,549	$23,101	$26,100

R&M CapEx	$23,535	$25,146	$19,072	$16,548	$20,179
Turn CapEx	7,604	7,916	6,955	5,884	5,774

Total recurring capital expenditures	$31,139	$33,062	$26,027	$22,432	$25,953

R&M OpEx, net + R&M CapEx	$43,115	$48,406	$38,504	$32,922	$38,971
Turn OpEx, net + Turn CapEx	14,010	16,230	15,072	12,611	13,082

Total Cost to Maintain, net	$57,125	$64,636	$53,576	$45,533	$52,053

Per Home ($)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Total Cost to Maintain, net	$791	$895	$742	$630	$721

(1)	Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Recurring CapEx	$33,921	$36,215	$28,693	$24,454	$28,485
Value Enhancing CapEx	9,024	12,302	9,039	8,945	10,459
Initial Renovation CapEx	26,890	20,254	16,635	19,320	28,539
Disposition CapEx	676	682	1,557	1,748	1,746

Total Capital Expenditures	$70,511	$69,453	$55,924	$54,467	$69,229

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2021	Q4 2020	FY 2021	FY 2020

Property management expense (GAAP)	$20,173	$14,888	$71,597	$58,613
Adjustments:
Share-based compensation expense	(1,273)	(978)	(5,427)	(3,511)

Adjusted property management expense	$18,900	$13,910	$66,170	$55,102

Adjusted G&A Expense	Q4 2021	Q4 2020	FY 2021	FY 2020

G&A expense (GAAP)	$19,668	$16,679	$75,815	$63,305
Adjustments:
Share-based compensation expense	(4,825)	(3,819)	(21,743)	(13,579)
Severance expense	(557)	(213)	(1,057)	(601)

Adjusted G&A expense	$14,286	$12,647	$53,015	$49,125

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	9/30/2021	Q4 2021 Acquisitions (1)		Q4 2021 Dispositions (2)		12/31/2021

	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,894	—	$—	18	$669,444	7,876
Northern California	4,322	99	619,259	17	402,409	4,404
Seattle	3,908	121	529,191	2	540,000	4,027
Phoenix	8,626	127	441,789	9	279,278	8,744
Las Vegas	3,021	80	430,788	1	335,000	3,100
Denver	2,598	74	492,786	5	399,000	2,667

Western US Subtotal	30,369	501	503,743	52	477,201	30,818

Florida:
South Florida	8,239	37	301,942	26	362,912	8,250
Tampa	8,336	118	404,277	8	316,110	8,446
Orlando	6,310	69	411,316	10	212,500	6,369
Jacksonville	1,880	25	399,789	2	124,000	1,903

Florida Subtotal	24,765	249	390,571	46	311,687	24,968

Southeast United States:
Atlanta	12,619	55	308,688	13	254,169	12,661
Carolinas	5,132	122	342,208	1	285,000	5,253

Southeast US Subtotal	17,751	177	331,792	14	256,371	17,914

Texas:
Houston	2,139	—	—	5	224,800	2,134
Dallas	2,827	34	339,660	5	262,600	2,856

Texas Subtotal	4,966	34	339,660	10	243,700	4,990

Midwest United States:
Chicago	2,573	—	—	6	275,417	2,567
Minneapolis	1,122	—	—	1	75,000	1,121

Midwest US Subtotal	3,695	—	—	7	246,786	3,688

Announced Market-in-Exit:
Nashville (3)	3	—	—	—	—	3

Total / Average	81,549	961	$436,944	129	$363,610	82,381

Joint Venture Portfolio
Rockpoint Joint Venture (4)	1,422	582	$406,038	—	$—	2,004
FNMA Joint Venture (5)	532	—	—	10	434,700	522

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(a) (Continued)

(1)

Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.1%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.

(2)

Cap rates on wholly owned dispositions during the quarter averaged 1.6%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.

(3)

In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining three homes in the market as of December 31, 2021.

(4)	Represents portfolio owned by the Rockpoint JV, of which Invitation Homes owns 20%.

(5)	Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 31

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders — As of December 31, 2021

	Total Current Pipeline (1)	Estimated Deliveries in 2022	Estimated Deliveries in 2023	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home
Southern California	127	—	54	73	$510,000
Phoenix	75	—	30	45	410,000
Tampa	164	59	41	64	300,000
Orlando	523	123	60	340	360,000
Atlanta	193	43	40	110	300,000
Carolinas	407	—	108	299	390,000
South Florida	139	139	—	—	320,000
Dallas	96	—	32	64	310,000

Total / Average	1,724	364	365	995	$360,000

(1)

The current pipeline represents the number of new homes under contract as of December 31, 2021, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 32

Glossary and Reconciliations

Average Estimated Cost Basis

Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent

Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy

Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin

Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses

Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues

Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net

Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx

Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre

EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty (gains) losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company’s financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company’s liquidity and should not be considered alternatives to

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 33 net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)

FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx

Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)

NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; joint venture management fees; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company’s NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company’s operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company’s performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company’s total portfolio and NOI for its Same Store Portfolio.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 34

PSF

PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx

Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth

Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company’s current resident chooses to stay for a subsequent lease term, or a new lease, where the Company’s previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections

Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. “Historical average” revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio

Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company’s comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio

Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate

Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 35

Unsecured Facility Covenants

Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the “Revolving Facility”) and its $2,500 million term loan facility (the “Term Loan Facility”) (together, the “Credit Facility”), as set forth in the Company’s Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the “Unsecured Credit Agreement”). The metrics provided under the “Unsecured Facility Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company’s compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company’s pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company’s pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company’s pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company’s pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company’s pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreement. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including the Company’s pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters’ fixed charges (including the Company’s pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreement. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters’ total unsecured interest expense (including the Company’s pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreement.

The metrics set forth under the “Unsecured Facility Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company’s compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreement than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company’s Unsecured Credit Agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020.

The breach of any of the covenants set forth in the Unsecured Credit Agreement could result in a default of the Company’s indebtedness related to its Revolving Facility and Term Loan Facility, which could cause those obligations to become due and payable. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 36 the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants

Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes due November 2028, August 2031 and January 2034, as set forth in the Company’s First, Second, and Third Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company’s compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occured at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company’s compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company’s Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on August 6, 2021, and on November 5, 2021.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company’s indebtedness related to its senior notes due 2031, which could cause those obligations to become due and payable. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx

Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 37

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly

(in thousands) (unaudited)
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Total revenues (Total Portfolio)	$520,225	$509,532	$491,633	$475,225	$464,100
Joint venture management fees	(1,753)	(1,354)	(1,015)	(771)	—
Total portfolio resident recoveries	(26,967)	(27,972)	(26,076)	(24,740)	(23,885)

Total Core Revenues (Total Portfolio)	491,505	480,206	464,542	449,714	440,215
Non-Same Store Core Revenues	(50,345)	(47,814)	(44,850)	(40,892)	(37,332)

Same Store Core Revenues	$441,160	$432,392	$419,692	$408,822	$402,883

Reconciliation of Total Revenues to Same Store Core Revenues, FY

(in thousands) (unaudited)
	FY 2021	FY 2020

Total revenues (Total Portfolio)	$1,996,615	$1,822,828
Joint venture management fees	(4,893)	—
Total Portfolio resident recoveries	(105,755)	(87,758)

Total Core Revenues (Total Portfolio)	1,885,967	1,735,070
Non-Same Store Core Revenues	(183,901)	(135,804)

Same Store Core Revenues	$1,702,066	$1,599,266

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly

(in thousands) (unaudited)
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Property operating and maintenance expenses (Total Portfolio)	$177,883	$184,484	$175,422	$168,373	$168,628
Total Portfolio resident recoveries	(26,967)	(27,972)	(26,076)	(24,740)	(23,885)

Core Operating Expenses (Total Portfolio)	150,916	156,512	149,346	143,633	144,743
Non-Same Store Core Operating Expenses	(14,939)	(14,187)	(14,045)	(12,786)	(12,890)

Same Store Core Operating Expenses	$135,977	$142,325	$135,301	$130,847	$131,853

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, FY

(in thousands) (unaudited)
	FY 2021	FY 2020

Property operating and maintenance expenses (Total Portfolio)	$706,162	$680,543
Total Portfolio resident recoveries	(105,755)	(87,758)

Core Operating Expenses (Total Portfolio)	600,407	592,785
Non-Same Store Core Operating Expenses	(55,957)	(51,296)

Same Store Core Operating Expenses	$544,450	$541,489

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Same Store NOI, Quarterly

(in thousands) (unaudited)

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Net income available to common stockholders	$74,476	$69,108	$60,242	$57,272	$70,586

Net income available to participating securities	67	69	96	95	113

Non-controlling interests	328	318	350	355	431

Interest expense	79,121	79,370	80,764	83,406	95,382

Depreciation and amortization	151,660	150,694	145,280	144,501	142,090

Property management expense	20,173	17,886	17,696	15,842	14,888

General and administrative	19,668	19,369	19,828	16,950	16,679

Impairment and other	3,046	4,294	980	356	(3,974)

Gain on sale of property, net of tax	(14,558)	(13,047)	(17,919)	(14,484)	(13,121)

(Gains) losses on investments in equity securities, net	3,597	(4,319)	7,002	3,140	(29,689)

Other, net	2,654	1,508	1,903	(230)	2,087

Joint venture management fees	(1,753)	(1,354)	(1,015)	(771)	—

(Income) loss from investments in unconsolidated joint ventures	2,110	(202)	(11)	(351)	—

NOI (Total Portfolio)	340,589	323,694	315,196	306,081	295,472

Non-Same Store NOI	(35,406)	(33,627)	(30,805)	(28,106)	(24,442)

Same Store NOI	$305,183	$290,067	$284,391	$277,975	$271,030

Reconciliation of Net Income to Same Store NOI, FY

(in thousands) (unaudited)
	FY 2021	FY 2020

Net income available to common stockholders	$261,098	$195,764

Net income available to participating securities	327	448

Non-controlling interests	1,351	1,237

Interest expense	322,661	353,923

Depreciation and amortization	592,135	552,530

Property management expense	71,597	58,613

General and administrative	75,815	63,305

Impairment and other	8,676	696

Gain on sale of property, net of tax	(60,008)	(54,594)

(Gains) losses on investments in equity securities, net	9,420	(29,723)

Other, net	5,835	86

Joint venture management fees	(4,893)	—

Loss from investments in unconsolidated joint ventures	1,546	—

NOI (Total Portfolio)	1,285,560	1,142,285

Non-Same Store NOI	(127,944)	(84,508)

Same Store NOI	$1,157,616	$1,057,777

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre

(in thousands, unaudited)

	Q4 2021	Q4 2020	FY 2021	FY 2020
Net income available to common stockholders	$74,476	$70,586	$261,098	$195,764
Net income available to participating securities	67	113	327	448
Non-controlling interests	328	431	1,351	1,237
Interest expense	79,121	95,382	322,661	353,923
Interest expense in unconsolidated joint ventures	540	—	1,209	—
Depreciation and amortization	151,660	142,090	592,135	552,530
Depreciation and amortization of real estate assets in unconsolidated joint ventures	565	—	1,304	—

EBITDA	306,757	308,602	1,180,085	1,103,902
Gain on sale of property, net of tax	(14,558)	(13,121)	(60,008)	(54,594)
Impairment on depreciated real estate investments	—	376	650	4,578
Net gain on sale of investments in unconsolidated joint ventures	(250)	—	(1,050)	—

EBITDAre	291,949	295,857	1,119,677	1,053,886

Share-based compensation expense	6,098	4,797	27,170	17,090
Severance	557	213	1,057	601
Casualty (gains) losses, net	3,046	(4,350)	8,026	(3,882)
(Gains) losses on investments in equity securities, net	3,597	(29,689)	9,420	(29,723)
Other, net	2,654	2,087	5,835	86

Adjusted EBITDAre	$307,901	$268,915	$1,171,185	$1,038,058

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 40

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre

(in thousands, except for ratio) (unaudited)

	As of	As of
	December 31, 2021	December 31, 2020
Mortgage loans, net	$3,055,853	$4,820,098
Secured term loan, net	401,313	401,095
Unsecured notes, net	1,921,974	—
Term loan facility, net	2,478,122	2,470,907
Revolving facility	—	—
Convertible senior notes, net	141,397	339,404

Total Debt per Balance Sheet	7,998,659	8,031,504
Retained and repurchased certificates	(159,110)	(247,526)
Cash, ex-security deposits and letters of credit (1)	(649,722)	(250,204)
Deferred financing costs, net	50,146	43,396
Unamortized discounts on note payable	13,605	7,885

Net Debt (A)	$7,253,578	$7,585,055

	For the Trailing Twelve	For the Trailing Twelve
	Months (TTM) Ended	Months (TTM) Ended
	December 31, 2021	December 31, 2020
Adjusted EBITDAre (B)	$1,171,185	$1,038,058

Net Debt / TTM Adjusted EBITDAre (A / B)	6.2x	7.3x

(1)	Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense (Wholly Owned)

(in thousands) (unaudited)

	Q4 2021	Q4 2020	FY 2021	FY 2020
Amortization of discounts on notes payable	$935	$1,381	$6,244	$5,458
Amortization of deferred financing costs	3,387	7,675	13,126	25,828
Change in fair value of interest rate derivatives	23	75	129	273
Amortization of swap fair value at designation	4,246	4,644	14,531	8,856

Total non-cash interest expense	$8,591	$13,775	$34,030	$40,415

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q4 2021 Earnings Release and Supplemental Information — page 41